As filed with the Securities and Exchange Commission on August 10, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	77-0481679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(441) 296-6395

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2000 Employee Stock Purchase Plan, as amended and restated

(Full title of the plan)

Mitchell Gaynor

Executive Vice President, Chief Legal Officer and Secretary

Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, California 95054

(408) 222-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common shares, par value $0.002 per share, to be issued under the Marvell Technology Group Ltd. 2000 Employee Stock Purchase Plan, as amended and restated	7,612,279 shares	$11.41	$86,856,103.39	$8,746.41

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers shares issued pursuant to certain anti-dilution provisions as set forth the Marvell Technology Group Ltd. 2000 Employee Stock Purchase Plan, as amended and restated, including, without limitation, shares issued as a result of any stock split, stock dividend, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding common shares.
(2)	Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Registrant’s common shares as reported on the Nasdaq Global Select Market on August 5, 2016, which amount was $11.41 per share.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement on Form S-8 is being filed by Marvell Technology Group Ltd. (“Marvell”) to register an additional 7,612,279 of its common shares, par value $0.002 per share (“Common Shares”) issuable to employees of Marvell and certain of its subsidiaries under the Marvell Technology Group Ltd. 2000 Employee Stock Purchase Plan, as amended and restated (the “2000 ESPP”), and consists of only those items required by General Instruction E to Form S-8.

The contents of Marvell’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (“Commission”) on June 26, 2000 (Registration No. 333-40154), February 28, 2001 (Registration No. 333-56322), May 1, 2002 (Registration No. 333-87322), May 2, 2003 (Registration No. 333-104925), April 13, 2004 (Registration No. 333-114434), April 14, 2005 (Registration No. 333-124072), April 13, 2006 (Registration No. 333-133281), January 11, 2008 (Registration No. 333-148621), June 20, 2008 (Registration No. 333-151816), December 10, 2009 (Registration No. 333-163644), March 28, 2012 (Registration No. 333-180412), March 29, 2013 (Registration No. 333-187641), March 28, 2014 (Registration No. 333-194865) and June 4, 2015 (Registration No. 333-204730), each of which relates to the 2000 ESPP, are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Appleby (Bermuda) Limited

10.1	2000 Employee Stock Purchase Plan (as amended and restated as of October 31, 2011), incorporated by reference to Exhibit 10.1 of the registrant’s Quarterly Report on Form 10-Q for the period ended October 29, 2011 as filed on December 2, 2011 (file no. 000-30877)

10.2	2000 Employee Stock Purchase Plan Form of Subscription Agreement, incorporated by reference to Exhibit 10.4 of the registrant’s Annual Report on Form 10-K for the period ended February 2, 2013 as filed on March 29, 2013 (file no. 000-30877)

23.1	Consent of Independent Registered Public Accounting Firm—Deloitte & Touche, LLP

23.2	Consent of Independent Registered Public Accounting Firm—PricewaterhouseCoopers, LLP

23.3	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 10th day of August, 2016.

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ DAVID S. EICHLER
Name: David S. Eichler
Title: Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard Hill and David Eichler and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 (including any post-effective amendments thereto) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ RICHARD HILL Richard Hill	Chairman of the Board (Interim Principal Executive Officer)	August 10, 2016

/s/ DAVID EICHLER David Eichler	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2016

Weili Dai	Director

/s/ PETER FELD Peter Feld	Director	August 10, 2016

/s/ JUERGEN GROMER Dr. Juergen Gromer	Director	August 10, 2016

/s/ JOHN G. KASSAKIAN Dr. John G. Kassakian	Director	August 10, 2016

/s/ OLEG KHAYKIN Oleg Khaykin	Director	August 10, 2016

/s/ ARTURO KRUEGER Arturo Krueger	Director	August 10, 2016

/s/ MICHAEL STRACHAN Michael Strachan	Director	August 10, 2016

Dr. Sehat Sutardja	Director

/s/ ROBERT E. SWITZ Robert E. Switz	Director	August 10, 2016

/s/ RANDHIR THAKUR Dr. Randhir Thakur	Director	August 10, 2016

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Appleby (Bermuda) Limited

10.1	2000 Employee Stock Purchase Plan (as amended and restated as of October 31, 2011), incorporated by reference to Exhibit 10.1 of the registrant’s Quarterly Report on Form 10-Q for the period ended October 29, 2011 as filed on December 2, 2011 (file no. 000-30877)

10.2	2000 Employee Stock Purchase Plan Form of Subscription Agreement, incorporated by reference to Exhibit 10.4 of the registrant’s Annual Report on Form 10-K for the period ended February 2, 2013 as filed on March 29, 2013 (file no. 000-30877)

23.1	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP

23.2	Consent of Independent Registered Public Accounting Firm – PricewaterhouseCoopers LLP

23.3	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page to this Registration Statement)